Exhibit 10.8 - Material Contract

                              EMPLOYMENT AGREEMENT
                              --------------------

         THIS EMPLOYMENT AGREEMENT has been made and entered into as of the 1st day of January 1997, among HORIZON BANCORP, an Indiana corporation (the "Company"), HORIZON BANK, N.A., a national banking association (the "Bank"), and THOMAS P. MCCORMICK, President and Chief Administrative Officer of the Company and the Bank (the "Executive").

Section 1.  Employment; Period of Employment
--------------------------------------------

         (a) The Company and the Bank jointly and severally hereby agree to employ the Executive, and the Executive hereby agrees to become employed by the Company and the Bank, upon and subject to the terms and conditions set forth herein.

         (b) The Company and the Bank shall employ the Executive on a full-time basis, during the Period of Employment, which shall be deemed to have commenced on the date of this Agreement and which shall end on December 31, 1999, except as provided below. The Period of Employment shall be automatically extended for one (1) additional year on December 31, 1997, and on each subsequent December 31, unless any party gives written notice of termination of such automatic termination at least thirty (30) days prior thereto, in which event the Period of Employment shall terminate at the end of the period in effect at the time such notice is given.

Section 2.  Position, Duties, Responsibilities
----------------------------------------------

         (a) The Executive shall serve, during the Period of Employment, as an employee of the Company and of the Bank with such duties and responsibilities as the Executive shall have with the Company and the Bank on the date of this Agreement. At all times during the Period of Employment, the Executive shall hold a position with functions, duties and responsibilities at least equal in responsibility, scope and importance to those of his position on the date of this Agreement.

         (b) Throughout the Period of Employment, the Executive shall devote his full time and undivided attention during normal business hours to the business and affairs of the Company and the Bank, except for reasonable vacations and illness or incapacity, but nothing in this Agreement shall preclude the Executive from engaging in charitable and community activities, and from managing his personal investments, provided that such activities do not materially interfere with the regular performance of his duties and responsibilities under this Agreement.

         (c) The office of the Executive shall be located in the executive office section of the principal offices of the Company and the Bank in Michigan City and the Executive shall not be required to locate his office elsewhere without his prior written consent, nor shall he be required to be absent therefrom on travel status or otherwise more than a total of twenty (20) working days in any calendar year nor more than ten (10) consecutive days at any one time, without his prior written consent.


Section 3.  Compensation and Related Matters
--------------------------------------------
         (a) For all services rendered by the Executive in any capacity during the Period of Employment, including, without limitation, services as an executive officer, director or member of any committee of the Company or the Bank or of any other subsidiary, division or affiliate of the Company or the Bank, the Executive shall be paid as compensation:

         (1) A base salary, payable not less often than semi-monthly, equal to ONE HUNDRED NINETY THOUSAND DOLLARS ($190,000.00) with such increases in such salary, commencing no later than January 1, 1998, as shall be awarded from time to time in accordance with the published compensation survey figures for comparable sized institutions used in the salary administration program applicable to executives of the Company and the Bank, and in no event less than the median amount reported by the most recent Cole Survey or similar study for the comparable position with banks of comparable assets;


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         (2) Executive performance awards, stock options or appreciation rights, bonuses, or other incentive grants ("Incentive Compensation Awards") at least in equal amount, and of substantially the same kind, as those awarded to any other executive of the Company or the Bank during the Period of Employment, under any executive compensation plan existing on the date of this Agreement as contained in the attached Exhibit A, Schedule of Benefits, or any such plan that may hereafter be adopted for the benefit of executives of the Company or the Bank generally; and

         (3) Any other personal benefits or perquisites including, but not limited to, social or business club memberships, and the use of any other Company or Bank facility ("Nonpecuniary Benefits") to the same extent and in the same manner as provided to the Executive on the date of this Agreement as contained in the attached Exhibit A, Schedule of Benefits, and to the same extent and in the same manner as provided to any other executive of the Company or the Bank, and as provided hereafter for the benefit of executives of the Company or the Bank generally.

         (b) Any increase in salary pursuant to clause (1) of paragraph (a) of this Section or any Incentive Compensation Awards or Nonpecuniary Benefits shall in no way diminish any other obligation of the Company or the Bank under this Agreement.

         (c) During the Period of Employment the Executive shall be entitled to participate in any employee welfare benefit program, including any group hospitalization or medical plan, health care plan, dental care plan, life or other insurance or death benefit plan, or other similar plan or program in which and to the maximum extent that any other executive of the Company or the Bank may from time to time be entitled to participate. The Executive shall also be entitled to participate in a retirement plan, pension plan, deferred compensation plan, thrift plan, employee stock ownership plan, stock bonus plan or similar plan or program in which and to the maximum extent that any other executive of the Company or the Bank may from time to time be entitled to participate. The Company and the Bank shall not thereafter make any changes in such plans or programs or in any Incentive Compensation Award program which would adversely affect the Executive's rights or benefits thereunder, unless such change occurs pursuant to a change applicable to all executives of the Company and the Bank and does not result in a proportionately greater reduction in the rights of or benefits to the Executive as compared with any other executive of the Company or the Bank.

         (d) During the Period of Employment, the Executive shall be entitled to the normal benefits attendant to his position, including, without limitation, an office, secretarial and clerical staff, as well as to reimbursement, upon proper accounting, of reasonable expenses and disbursements incurred by him in the course of his duties.

         (e) The Executive shall be entitled to the number of vacation days in each calendar year and to compensation in respect of earned but unused vacation or personal days, determined in accordance with the Company's and the Bank's vacation plan or plans. The Executive shall also be entitled to all paid holidays given by the Company and the Bank to their executives.

Section 4.  Termination by the Company or the Bank for Cause
------------------------------------------------------------
         (a) The Executive's employment under this Agreement may be terminated by the Company and the Bank without a breach by the Company or the Bank of their obligations under this Agreement only for "Cause" or for death or disability as described in Section 5. For purposes of this Agreement, the Company and the Bank shall have "cause" to terminate the Executive's employment during the Period of Employment upon the happening of any of the following:

         (1) The willful and continued failure of the Executive to substantially perform his duties hereunder (other than any such failure resulting from the Executive's incapacity due to physical or mental illness), after demand for substantial performance is delivered to the Executive by the Company or the Bank specifically identifying the manner in which the Company or the Bank believes the Executive has not substantially performed his duties; or


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         (2) Any act that constitutes on the part of the Executive common law fraud, dishonesty, or a felony, and which resulted in, or was intended to result in, a benefit to the Executive at the expense of the Company or the Bank, or conviction of a felony or crime of moral terpitude.

         (b) For purposes of this Section, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company or the Bank.

         (c) Termination for Cause shall be effective only upon the vote of not less than a majority of the directors of the Company and the Bank then in office, after reasonable notice to and an opportunity for the Executive, together with his counsel, to be heard before a meeting of not less than a majority of the Board of Directors of both the Company and Bank then in office, and delivery to the Executive of a Notice of Termination stating that in the good faith opinion of such directors the Executive was guilty of conduct constituting Cause and specifying the particulars thereof in detail. The effective date of the Executive's termination shall be referred to as the "Termination Date." Should the respective Board of Directors deem it advisable, the Executive may be relieved of all powers, duties and responsibilities pending a determination of cause provided that all compensation and benefits due to Executive shall continue pending such determination. In the event the Executive is terminated for cause, then the Company or the Bank shall continue to pay the Executive's base salary for a period of six (6) months thereafter together with continuation of any hospitalization or medical plan, health care plan, dental care plan, life or other insurance or death benefit plan unless such termination for cause was based upon Section 4 (a) (2).

Section 5.  Death or Disability
-------------------------------
         If, during the Employment Period, the Executive shall die, the obligations imposed by this Agreement shall cease and terminate. In the event Executive shall become disabled and thereby prevented from performing his duties and responsibilities on a full-time basis, then his compensation shall be adjusted as follows, to-wit:

         (a) If disability occurs, the Executive shall be entitled to receive his full salary, together with all other distributions, bonuses and benefits as provided in Section 3 above, for nine (9) months, less any disability insurance payments that are made to him under any policy of insurance in existence and paid for by the Company or Bank. After nine (9) months, the Executive's base salary shall be discontinued, provided that nothing herein contained shall interfere with his right to receive disability insurance payments under the terms of any disability insurance then in existence and paid for by the Company or Bank.

         (b) In administering this Agreement during any period of disability, the following shall be applicable:

         (1) The term "disability" whenever used in this Agreement shall mean substantial inability to perform the services required under this Agreement. When disabled , the Executive shall be excused from rendering services to or for the Company and Bank. On termination of such disability, the Executive shall be obligated to render the services required by this Agreement. If, after discontinuation of his base salary by reason of disability, the Executive returns to the employ of the Company or Bank in the same capacity as prior to the disability, he shall commence again to receive his full compensation and other benefits as provided in this Agreement.

         (2) During the period that the Executive is disabled and before the expiration of nine (9) consecutive months of such disability, the Company and the Bank shall not have the right to terminate this Agreement.

         (3) If following a period of disability, the Executive shall be able to provide the services required in this Agreement and does so provide such services in accordance with the provisions of this Agreement for a continuous period of six (6) months or more, any subsequent disability resulting from or contributed to by the same cause or causes shall be regarded as a new period of disability and the Executive's rights under this Section (5) shall commence again as if the same were a new disability.

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         (4) If following a period of disability, the Executive provides the services required under this Agreement for a continuous period of less than six (6) months , then any subsequent disability occurring within six (6) months of the return to service resulting from or contributed to by the same cause or causes shall be deemed a continuation of the previous disability and the entire period of disability shall be treated as a single period.

         (5) A medical certification shall be required to establish disability and such certification shall be provided following an examination of the Executive by a duly qualified and licensed doctor of medicine appointed by the Company and Bank.

         In the event a disability occurs for a continuous period of nine (9) months or more, then the Board of Directors of the Company and the Bank, upon the vote of not less than the majority of the Board of Directors of the Company and not less than a majority of the Directors of the Bank, respectively, then in office, may terminate the Executive by reason of disability. Termination by reason of disability shall be effective ten (10) days following the delivery of notice of termination to the Executive setting forth each Board's finding of disability and the reasons therefore accompanied by a current medical certification of the Executive's inability to substantially perform the services required by this Agreement.

Section 6.  Termination by the Executive for Good Reason
--------------------------------------------------------
         (a) In the event that the Executive should reasonably determine in good faith that his status, functions, duties or responsibilities with either the Company or the Bank have diminished subsequent to the execution of this Agreement, and shall resign for that reason from his employment with both the Company and the Bank during the Employment Period, the Executive shall be considered to have resigned for Good Reason and, subject to the notice requirement of Section 6 (b) hereof, shall be entitled to receive all of the payments and enjoy all of the benefits specified in Section 7 hereof. Good Reason shall also include the breach by the Company or the Bank of any of the material terms, provisions, duties and responsibilities set forth in this Agreement.

         (b) The Executive shall be required to give a thirty (30) day Notice to the Company and the Bank of his intent to resign for Good Reason. This Notice shall include a statement of all reasons, including any breach of the terms of this Agreement, for such resignation. The Company and/or the Bank shall have thirty (30) days in which to cure any breach and remedy any reason for such resignation. Failure by the Executive to provide the Notice required by this section shall result in forfeiture by the Executive of all rights, payments and benefits granted under Section 7 hereof.

Section 7.  Severance Benefits
------------------------------
         (a) In the event of the termination of the employment of the Executive for a reason other than Cause or death or disability, subject to the notice requirement of Section 6 (b) hereof where the Executive terminates his employment for Good Reason, the severance benefits provided for by this Agreement shall constitute the entire obligation of the Company and the Bank to the Executive and shall constitute full settlement of any claim under law or in equity that he might otherwise assert against the Company or the Bank or any of their employees or Directors on account of such termination. Such amounts are liquidated damages for the failure of the Company and the Bank to perform their obligations under this Agreement and severance pay and are not a penalty.

         (b) If the employment of the Executive is terminated by the Company or the Bank for a reason other than Cause or death or disability or by the Executive for Good Reason:

         (1) The Company and the Bank shall pay the Executive in cash within ten
         (10) business days following his Termination Date an amount equal to the Executive's annual base salary at the highest rate during the twelve (12) months preceding the Termination Date multiplied by (i) three in the event of termination by the Company or the Bank of the Executive for a reason other than Cause or death or disability, or (ii) two in the event of termination by the Executive for Good Reason. The Company and the Bank shall withhold from this and all other benefits payable under this Agreement all Federal, State, City, County or other taxes as shall be required pursuant to any law or governmental regulation or ruling.


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         (2) Until the expiration of the Period of Employment, the Company will maintain, and will cause the Bank to maintain, in full force and effect for the continued benefit of the Executive (and his dependents as of the Termination Date), each employee welfare benefit plan, including any group hospitalization plan, health care plan, dental care plan, life or other insurance or death benefit plan, or other similar present group employee benefit plan or program, in which the Executive was entitled to participate immediately prior to the Termination Date, unless an essentially equivalent and no less favorable benefit is provided by the Company and the Bank. If the terms of any employee welfare benefit plan of the Company or the Bank do not permit continued participation by the Executive following the Termination Date, then the Company and the Bank shall arrange to provide to the Executive a benefit substantially similar to, and no less favorable than, the benefit he was entitled to receive under such plan at the end of the period of coverage. The Executive shall have the option to have assigned to him at no cost and with no apportionment of prepaid premiums any assignable insurance policy owned by the Company or the Bank and relating specifically to the Executive;

         (3) If the Termination Date is prior to the date of normal retirement as that term is defined in any defined benefit pension plan of the Company or the Bank that may then be in effect, the Company and the Bank will pay the Executive an amount equal to the difference between the monthly annuity thereafter paid under the pension plan and that which would have been paid under the pension plan had the Executive remained in the employ of the Company and the Bank until the end of the Employment Period; and

         (4) The Company and the Bank shall pay for the benefit of the Executive reasonable expenses for a period not to exceed one (1) year associated with outplacement in a comparable position through a professional placement firm.

         Although the parties to this Agreement do not believe payments made pursuant to this Section 7 would constitute "parachute payments" under Section 280G of the Internal Revenue Code, no payment shall be made to the Executive hereunder to the extent such payment would constitute a non-deductible "excess parachute payment" under Section 280G of the Internal Revenue Code of 1954, as amended, or similar provisions then in effect.

Section 8.  Mitigation
----------------------
         The Executive shall not be required to mitigate the amount of any payment provided for in Section 7 by seeking other employment of otherwise, nor shall the amount of any payment provided for in Section 7 be reduced by any compensation earned by the Executive as a result of employment by another employer after the Date of Termination, or otherwise.

Section 9.  Legal Expenses
--------------------------
         In the event that the Executive institutes any legal action to enforce his rights under, or to recover damages for breach of this Agreement, the Executive, if he is the prevailing party, shall be entitled to recover from the Company of the Bank actual expenses for attorney's fees and disbursements incurred by him.

Section 10.  Confidentiality
----------------------------
         (a) The Executive agrees not to disclose, either while in the Company's or the Bank's employ or at any time thereafter, to any person not employed by the Company or the Bank, or not engaged to render services to the Company or the Bank, any confidential information obtained by him while in the employ of the Company or the Bank, including, without limitation, any of the Company's or the Bank's customers or trade secrets; provided, however, that this provision shall not preclude the Executive from use or disclosure of information known generally to the public or of information not considered confidential by persons engaged in the business conducted by the Company or the Bank or from disclosure required by law or Court order.

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

         (b) The Executive agrees that all records and copies of the records pertaining to the financial affairs, operations, customers and business of the Company and the Bank and their affiliates, subsidiaries and divisions, including but not limited to, customer lists and trade secrets, that are made or received by the Executive in the course of his employment by the Company or the Bank shall be the property of the Company of the Bank, and agrees to keep such documents subject to the Company's or the Bank's custody and control and to surrender to the Company or the Bank such of those documents as are still in his possession at the termination of his employment. The Executive agrees not to disclose or give possession of such documents or records to anyone except authorized representatives of the Company or the Bank. The Executive further agrees to return to the Company or the Bank at the Company's or the Bank's main office any and all such documents or records and other property of the Company or the Bank promptly upon termination of his employment.

Section 11.  Non-Competition Agreement
--------------------------------------
         For a period of one (1) year immediately following the termination, with or without cause, or expiration of this agreement, the Executive shall not, within a radius of thirty (30) miles from the then present principal place of business of the Company and Bank, directly or indirectly, manage, operate, control, be employed by, participate in, or be connected in any manner with the management, operation, or control of any bank holding company, state or national bank, savings and loan association, or financial institution engaging in a business substantially similar to the type of business then conducted by the Company and Bank at the time of termination or expiration of this agreement, provided that nothing contained in this clause shall be construed to prevent or prohibit Executive from acquisition or sale of shares, bonds, notes or other securities in other financial institutions so long as such ownership, whether direct or beneficially held, does not violate the provisions contained in this section. In the event of the Executive's actual or threatened breach of the provisions of this section, the Company and Bank shall be entitled to an injunction restraining the Executive therefrom. Nothing contained herein shall be construed as prohibiting the Company and Bank from pursuing any other available remedies for such breach or threatened breach, including the recovery of damages from the Executive, together with attorneys' fees and costs incurred in the enforcement of this section.

Section 12.  Notices
--------------------
         All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be sufficiently given if and when mailed in the continental United States by registered or certified mail or personally delivered to the party entitled thereto at the address stated below or to such changed address as the addressee may have given by a similar notice:

         To the Company and the Bank:

                                    Horizon Bancorp/Horizon Bank
                                    515 Franklin Square
                                    Michigan City, IN  46360
                                    Attention:  Corporate Secretary

         To the Executive:          Mr. Thomas P. McCormick
                                    3521 Pottawattomie
                                    Michigan City, IN  46360

         Any such notice delivered in person shall be deemed to have been received on the date of delivery.

Section 13.  General Provisions
-------------------------------
         (a) No right or interest to or in any payments shall be assignable by the Executive; provided, however, that this provision shall not preclude him from designating one or more beneficiaries to receive any amount that may be payable after his death and shall not preclude the legal representative of his estate from assigning any right hereunder to the person or persons entitled thereto under his will or, in the case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to his estate. The term "beneficiaries" as used in this Agreement shall mean a beneficiary or beneficiaries so designated to receive any such amount or, if no beneficiary has been so designated, the legal representative of the Executive's estate.

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

         (b) No right, benefit or interest hereunder shall be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation, in respect of any claim, debt or obligation, or to execution, attachment, levy or similar process, or assignment by operation of law. Any attempt, voluntary or involuntary, to effect any action specified in the immediately preceding sentence shall, to the full extent permitted by law, be null, void and of no effect.

         (c) In the event of the Executive's death, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his legal representative or to his beneficiary or beneficiaries.

         (d) The titles to sections in this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any section.

         (e) This Agreement shall be binding upon and shall inure to the benefit of the Executive, his heirs and legal representative and the Company, the Bank and their successors as provided in Section 15 hereof.

         (f) No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof, have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Indiana.

Section 14.  Amendment of Modification; Waiver
----------------------------------------------
         No provision of this Agreement may be amended, modified or waived unless such amendment, modification or waiver shall be authorized by the Boards of Directors of the Company and the Bank or any authorized committee of the Boards of Directors and shall be agreed to in writing, signed by the Executive and by an officer of the Company and the Bank thereunto duly authorized. Except as otherwise specifically provided in this Agreement, no waiver by either party hereto of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provision or condition at the same or at any prior or subsequent time.

Section 15.  Severability
-------------------------
         In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, or in the event that any party hereto is determined not to be bound hereby, the remaining provisions and portions of this Agreement and the obligations of the other parties to this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

Section 16.  Successors to the Company or the Bank
--------------------------------------------------
         Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Company, the Bank and any successor of the Company or the Bank, including, without limitation, any corporation or corporations acquiring directly or indirectly all or substantially all of the assets of the Company or the Bank whether by merger, consolidation, sale or otherwise (and such successor shall thereafter be deemed "the Company" or "the Bank" for the purposes of this agreement), but shall not otherwise be assignable by the Company or the Bank. The Company and the Bank shall require any successor, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company and the Bank would be required to perform it if no such succession had taken place. Failure of the Company and the Bank to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to terminate his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.


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


Section 17.  Counterparts
-------------------------
         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute the same instrument.

         IN WITNESS WHEREOF, the Company, the Bank and the Executive have executed this Agreement as of the date and year first above written.



                                                  HORIZON BANCORP

                                                   By:
                                                      -------------------------
                                                         Larry E. Reed
                                                         Chairman


ATTEST:

--------------------------
Diana E. Taylor, Secretary

                                                  HORIZON BANK

                                                   By:
                                                      -------------------------
                                                         Larry E. Reed
                                                         Chairman

ATTEST:

--------------------------
Diana E. Taylor, Secretary

                                                  "EXECUTIVE"

                                                  --------------------------
                                                   Thomas P. McCormick


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


                                    EXHIBIT A
                                    ---------

                              SCHEDULE OF BENEFITS
                              --------------------

                               Thomas P. McCormick
                               -------------------


1.   Country Club Membership, personal and business use:

       a.  Pottawattomie Country Club
       b.  Long Beach Country Club
       c.  Others as desired and prudent

2.  Luncheon Club Memberships, personal and business use:

       a.  As desired and prudent

3.  Service Club Memberships

       a.  As desired and prudent

4. Inclusion in annual incentive compensation programs as approved by the Board for management.

5. Inclusion in general benefit programs for medical, disability, life insurance, etc., as approved by the Board and management for employees.

6. Inclusion in the ESOP, 401K, SERP, Stock Option Plan or any similar plan(s) approved and as administered by the Board of Directors.



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